Exhibit 99.2

WESTAR ENERGY, INC.

A Kansas corporation

(the “Company”)

Corporate Governance Guidelines

Adopted December 10, 2003

Amended October 25, 2006

1.	Composition and Election of the Board and Board Membership Criteria

Criteria

The Nominating and Corporate Governance Committee shall establish criteria for Board membership, which shall include the criteria set forth in these Corporate Governance Guidelines, and shall recommend individuals for membership on the Company’s Board of Directors. In making its recommendations, the Nominating and Corporate Governance Committee shall:

•	review candidates’ qualifications for membership on the Board (including a determination as to the independence of the candidate) based on the criteria established by the Nominating and Corporate Governance Committee;

•	in evaluating current directors for re-nomination to the Board, assess the performance of such director; and

•	periodically review the composition of the Board in light of the current challenges and needs of the Board.

Election

In an uncontested election, a nominee for director must receive more votes “for” election or re-election than the total of the votes “against” or “withheld” in order to be elected or re-elected. Any broker non-votes or abstentions will be excluded from the calculation of shares voted. An uncontested election is one in which none of our stockholders has provided notice of an intention to nominate one or more candidates to compete with the Board’s nominees or one in which our stockholders have withdrawn all such nominations by the day before we print the final version of our proxy statement.

If an incumbent director does not receive the vote required to be re-elected, he or she will tender a resignation promptly following certification of the stockholder vote. The Board agrees to nominate for director only individuals who agree to comply with this requirement.

The Nominating and Corporate Governance Committee will act on an expedited basis to determine whether to accept the director’s resignation and will submit its recommendation for prompt consideration by the Board. The Board will act on the Nominating and Corporate Governance Committee’s recommendation and publicly disclose (by press release and a filing with the Securities and Exchange Commission) its decision and the rationale behind the decision within 90 days following certification of the stockholder vote. The Nominating and Corporate Governance Committee in making its recommendation, and the Board in making its decision, may each consider any factors or other information that it considers appropriate and relevant.

Any director who tenders his or her resignation pursuant to this provision will not participate in the consideration of it by either the Nominating and Corporate Governance Committee or the Board. If an incumbent director’s resignation is not accepted, he or she will continue to serve until the next annual meeting and until his or her successor is duly elected, or his or her earlier resignation or removal.

This corporate governance policy will be summarized or included in each proxy statement relating to an election of directors of the Company.

2.	Director Qualifications

Independence

A majority of the Board shall be comprised of directors meeting the independence requirements of the New York Stock Exchange. The Board shall make an affirmative determination at least annually as to the independence of each director. The Board has established categorical standards to assist in making independence determinations. Those standards are set forth in Annex A to these Guidelines.

Term Limits

The Board does not believe that arbitrary term limits on directors’ service are appropriate. Such limits may disadvantage the Company by curtailing the availability and contributions of directors who have developed experience with, and insight into, the Company and its needs over a period of time. Neither does the Board believe, however, that directors should expect to be renominated until they reach the mandatory retirement age.

Retirement Age

Under the Company’s by-laws, no director who is or would be 70 or more years of age at year end prior to the Company’s next annual meeting may be nominated to a new term. In addition, under the Company’s by-laws, no director who is a full-time employee of the Company and who is or would be 65 or more years of age at year end prior to the Company’s next annual meeting may be nominated to a new term.

Simultaneous Service on Other Public Company Boards

A director who also serves as the Company’s chief executive officer or equivalent position should not serve on more than two public company boards in addition to the Company’s Board. Other directors should not serve on more than four other public company boards in addition to the Company’s Board.

It is the policy of the Board that every director must notify the Chairman of the Nominating and Corporate Governance Committee before accepting any invitation to serve on another public company board or with a government or advisory group. Prior to a director’s re-nomination to the Board, the Nominating and Corporate Governance Committee shall evaluate the continued appropriateness of Board membership in light of the time commitments incident to their service on other public company boards or with government or other advisory groups.

Changes in Primary Employment

In accordance with the Company’s by-laws, if a director significantly changes his or her primary employment during his or her tenure, that director shall tender his or her resignation to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee shall evaluate the continued appropriateness of Board membership under the new circumstances and make a recommendation to the Board as to any action to be taken with respect to the resignation.

Conflicts of Interest

If an actual or potential conflict of interest develops because of a change in the business of the Company or a subsidiary, or in a director’s circumstances (for example, significant and ongoing competition between the Company and a business with which the director is affiliated), the director involved should report the matter immediately to the Nominating and Corporate Governance Committee for evaluation and appropriate resolution.

If a director has a personal interest in a matter before the Board, that director shall disclose the interest to the full Board, shall recuse himself or herself from discussing the matter further with the Board, and shall not vote on the matter.

3.	Director Responsibilities

The Board acts as the ultimate decision-making body of the Company and advises and oversees management, who are responsible for the day-to-day operations and management of the Company. In fulfilling these roles, each director must act in what he or she reasonably believes to be in the best interests of the Company and must exercise his or her business judgment.

Participation at and Preparation for Board Meetings

The Company expects directors to be active and engaged in discharging their duties and to keep themselves informed about the business and operations of the Company. Directors are expected to attend all Board meetings and the meetings of the committees on which they serve and to prepare themselves for these meetings.

For the Board to exercise fully its oversight functions, it must rely on management to provide access to information regarding the Company and the markets in which the Company operates. This information may come from a variety of sources, including management reports, security analysts’ reports, information regarding peer performance, interaction with senior management at Board meetings and visits to Company facilities. Any written materials which would assist directors in preparing for a Board or committee meeting shall be distributed to the directors in advance of the meeting, to the extent possible, and directors are expected to review such materials prior to the meeting.

Company Performance and Corporate Strategy

The Board reviews the Company’s financial performance on a regular basis at Board meetings and through periodic updates. These reviews include the views of management, as well as those of investors and securities analysts.

The Board also conducts an annual meeting to review and approve the Company’s long-term strategy, and to assess its strategic, competitive and financial performance.

4.	Board Agenda

The Chairman of the Board, with the assistance of the chief executive officer, establishes on an annual basis an agenda of topics for consideration and review by the Board during the following year. This annual schedule of topics is then provided to the full Board for review and comment and is adjusted, as appropriate, during the year. In accordance with their committee charters, Board committees will regularly report on their activities to the full Board.

5.	Meetings of Non-Management Directors

The Company’s non-management directors shall regularly schedule executive sessions in which management does not participate. The Board’s chairman, or if he or she is unable to attend, his or her designee from among the other non-management directors, shall preside at each executive session.

6.	Board Size

The Company’s restated articles of incorporation require that the Board have at least seven, but not more than 15 members. Although the Board considers its current size to be satisfactory, it may consider expanding or reducing its size as it deems appropriate.

7.	Chairman of the Board and Chief Executive Officer

The Board believes it is important to retain its flexibility to allocate the responsibilities of the offices of the Chairman and chief executive officer in any way that is in the best interests of the Company. The Board may make a determination as to the appropriateness of its current policies in connection with the recruitment and succession of the Chairman of the Board and/or the chief executive officer.

8.	Board Committees

The Board shall have at all times an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Only independent directors meeting the independence requirements of the New York Stock Exchange and the Sarbanes-Oxley Act of 2002 and any related rules promulgated by the Securities and Exchange Commission may serve on these three committees. Committee members shall be appointed by the Board based upon the recommendation of the Nominating and Corporate Governance Committee, except for the Nominating and Corporate Governance Committee, whose members are appointed by the Board based on the recommendations of the independent directors. The Board may, from time to time, establish or maintain additional committees as it deems appropriate and in the best interests of the Company.

Each of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee, shall operate pursuant to its own written charter. These charters shall, among other things, set forth the purpose, goals and responsibilities of the particular committee, the procedures for committee member appointment and removal, and committee structure and operations, as well as reporting to the Board. The charters shall also provide for an annual evaluation of each committee’s performance.

9.	Director Access to Management and Independent Advisors

Directors shall have access to the management and employees of the Company and to its outside counsel and auditors. The chief audit executive shall report directly to the Audit Committee.

Executive officers and other members of senior management are expected to be present at Board meetings at the invitation of the Board. The Board encourages senior management to make presentations and to invite to Board meetings managers and other employees who can provide additional insight into the items being discussed.

The Board and each of its committees is authorized to hire independent legal, financial, or other advisors as they may consider necessary, without conferring with or obtaining the approval of management or, in the case of committees, the full Board. Board committees will inform the full Board of their hiring of advisors when they report to the Board on their activities.

10.	Director Compensation

The Nominating and Corporate Governance Committee shall review and approve compensation (including restricted stock units and other equity-based compensation) for the Company’s directors. In so reviewing and approving director compensation, the Nominating and Corporate Governance Committee shall, among other things:

•	identify corporate goals and objectives relevant to director compensation and such other factors as the Nominating and Corporate Governance Committee deems appropriate and in the best interests of the Company (including the cost to the Company of such compensation); and

•	evaluate the possibility that directors’ independence may be compromised for Board or committee purposes if director compensation exceeds customary levels, if the Company makes substantial charitable contributions to an organization with which a director is affiliated, or if the company enters into consulting contracts with (or provides other indirect forms of compensation to) a director or an organization with which a director is affiliated (which consulting contracts or other indirect forms of compensation are expressly prohibited for Audit Committee members).

11.	Director Orientation and Continuing Education

All new directors and new members of committees are encouraged to participate in the Company’s orientation program for directors. Other directors may also attend the orientation programs.

All directors will be offered the opportunity and are encouraged to participate in continuing education programs to stay current and knowledgeable about the business of the Company.

Such orientation and continuing education programs shall be developed and overseen by the Nominating and Corporate Governance Committee of the Board.

12.	Management Evaluation and Management Succession

The Compensation Committee shall evaluate the performance of the chief executive officer, as well as other senior management of the Company and shall present its findings to the full Board. The Compensation Committee will consult with the chief executive officer when evaluating the performance of other senior management. The Board shall review the Compensation Committee’s report to ensure that management’s performance is satisfactory and that management is providing the best leadership for the Company in the long and short-term.

The Compensation Committee shall review and report to the Board on the Company’s succession planning, including succession planning in the case of the incapacitation, retirement or removal of the chief executive officer. The chief executive officer shall provide at least annually a report to the Compensation Committee recommending and evaluating potential successors, along with a review of any development plans recommended for such individuals. The chief executive officer shall also provide to the Board, on an ongoing basis, his or her recommendation as to a successor in the event of an unexpected emergency.

13.	Annual Performance Evaluation

The Board, led by the Nominating and Corporate Governance Committee, shall establish and conduct an annual self-evaluation to determine whether it and its committees are functioning effectively. The Nominating and Corporate Governance Committee shall oversee the evaluation with each director completing a questionnaire developed by the Nominating and Corporate Governance Committee with respect to various criteria. The collective evaluations shall be compiled in advance of the review session and shall be presented by the Chairman of the Nominating and Corporate Governance Committee to the full Board for discussion. This process shall also include annual self-assessments by each Board committee, relying on a review process similar to that used by the Board, with performance criteria for each committee established on the basis of its charter.

Annex A

As specified in the Corporate Governance Guidelines, a majority of the Board shall be comprised of directors meeting the independence requirements of the New York Stock Exchange (NYSE). The Board will make a determination regarding the independence of each director annually based on all relevant facts and circumstances. In addition, in accordance with the rules of the NYSE, the Board has adopted the following categorical standards to assist it in making a determination of independence. Any director who meets the following criteria shall be presumed to be independent (except for purposes of serving as a member of the Audit Committee) absent an affirmative determination to the contrary by the Nominating and Corporate Governance Committee:

1.	A director who serves as an executive officer or employee of, or beneficially owns more than a 10% equity interest in, any corporation, partnership or other business entity that during the most recently completed fiscal year made payments to the Company or received payments from the Company for goods and services if such payments were less than the greater of 2% of such other entity’s gross consolidated revenues for such fiscal year and $1 million.

2.	A director who serves as an executive officer or employee of, or beneficially owns more than a 10% equity interest in, any bank, corporation, partnership or other business entity to which the Company was indebted at the end of its most recently competed fiscal year in an amount less than the greater of 2% of such other entity’s total consolidated assets at the end of such fiscal year and $1 million.

3.	A director who is a member or employee of a law firm that has provided services to the Company during the most recently completed fiscal year if the total billings for such services were less than the greater of 2% of law firm’s gross revenues for such fiscal year and $1 million.

4.	A director who is a partner, executive officer or employee of any investment banking firm that has performed services for the Company (other than as a participating underwriter in a syndicate) during the most recently completed fiscal year if the total compensation received for such services was less than the greater of 2% of the investment banking firm’s consolidated gross revenues for such fiscal year and $1 million.